UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2026

METROPOLITAN BANK HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-38282	13-4042724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

99 Park Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

(212) 659-0600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure

As previously announced, Metropolitan Bank Holding Corp. (the “Company”), the holding company for Metropolitan Commercial Bank (the “Bank”) will host an investor day on Tuesday, March 3, 2026, from 9:30 a.m. to 1:30 p.m. ET. The event will feature presentations and Q&A sessions with Founder, President & CEO, Mark DeFazio, EVP & CFO, Dan Dougherty, and other Bank executives covering commercial lending and credit, including skilled nursing and residential healthcare lending; the Bank's diverse deposit verticals, including solutions for EB-5 investments; as well as its technology and Artificial Intelligence (“AI”) initiatives.

A copy of the Company’s Investor Day presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein. To participate virtually in the live webcast, including access to audio, video, presentation slides, and question-and-answer sessions, please register online at: https://app.webinar.net/kW1BqVW4jlr.

The information provided in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall the information or Exhibit 99.1 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	MCB Investor Day Presentation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 METROPOLITAN BANK HOLDING CORP.

Dated: March 2, 2026By:/s/ Daniel F. Dougherty

Daniel F. Dougherty

Executive Vice President and

Chief Financial Officer